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                               EXHIBIT 11.1

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                        MILLER EXPLORATION COMPANY
                 COMPUTATION OF EARNINGS PER COMMON SHARE
                                                     THREE MONTHS ENDED          NINE MONTHS ENDED
                                                     SEPTEMBER 30, 1998          SEPTEMBER 30, 1998
                                                    ---------------------       ---------------------
                                                    (In thousands, except       (In thousands, except
                                                       per share data)             per share data)
BASIC EARNINGS (LOSS) PER
   SHARE
Net income (loss)                                          $   100                     $(4,879)
Shares
   Weighted average shares outstanding                      12,493                      10,702
                                                           -------                     -------
Basic earnings (loss) per share                            $  0.01                     $ (0.46)
                                                           =======                     =======

DILUTED EARNINGS  (LOSS) PER
   SHARE
Net income (loss)                                          $   100                     $(4,879)
Shares
   Weighted average shares outstanding                      12,602                      10,702
                                                           -------                     -------
Diluted earnings (loss) per share                          $  0.01                     $ (0.46)
                                                           =======                     =======
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